EXHIBIT 24.1

THE GOODYEAR TIRE & RUBBER COMPANY

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the “Company”), hereby constitute and appoint Evan M. Scocos, Daniel T. Young and Christina L. Zamarro, and any one or more of them, their true and lawful attorneys-in-fact and agents, to do any and all of the acts, and to execute any and all instruments, which said attorneys and agents or any one of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the registration, under the Securities Act of up to a maximum of 600,000 shares of its Common Stock, without par value, which may be offered for sale in connection with the operation of the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) (as amended and restated from time to time) (the “Findlay Plan”) and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) (as amended and restated from time to time) (the “Texarkana Plan”, and collectively with the Findlay Plan, the “Plans”), which registration shall also register interests in the Plans required to be registered under the Securities Act; including, without limitation, the power and authority to sign the name of the undersigned directors indicated below, to a Registration Statement on Form S-8 to be filed with the SEC in respect of said shares of Common Stock, including any and all amendments thereto (collectively, the “Registration Statement”) and to any and all instruments filed as a part of or in connection with the Registration Statement; and each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, and any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 13th day of December, 2022.

/s/ Norma B. Clayton	/s/ James A. Firestone
Norma B. Clayton, Director	James A. Firestone, Director

/s/ Werner Geissler	/s/ Laurette T. Koellner
Werner Geissler, Director	Laurette T. Koellner, Director

/s/ Richard J. Kramer	/s/ Karla R. Lewis
Richard J. Kramer, Director	Karla R. Lewis, Director

/s/ Prashanth Mahendra-Rajah	/s/ John E. McGlade
Prashanth Mahendra-Rajah, Director	John E. McGlade, Director

/s/ Roderick A. Palmore	/s/ Hera Siu
Roderick A. Palmore, Director	Hera Siu, Director

/s/ Michael R. Wessel	/s/ Thomas L. Williams
Michael R. Wessel, Director	Thomas L. Williams, Director